UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: September 18, 2009

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

AMR Corporation is filing herewith its Eagle Eye communication to investors.  This document includes (a) actual unit cost, fuel price, capacity and traffic information for July and August and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  September 18, 2009

AMR EAGLE EYE
September 18, 2009

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this document, the words “expects”, “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook”, “may,” “will,” “should”, “seeks”, “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe our objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; the amounts of the Company’s unencumbered assets and other sources of liquidity; fleet plans; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including the Company’s application for antitrust immunity with other oneworld alliance members; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement.  Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; weaker demand for air travel and lower investment asset returns resulting from the severe global economic downturn; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; the ability of the Company to generate additional revenues and reduce its costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the fiercely and increasingly competitive business environment faced by the Company; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as the H1N1 virus, SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving the Company’s aircraft; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (as updated by the Company’s Current Report on Form 8-K filed on April 21, 2009), and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

This Eagle Eye provides updated guidance for the third quarter and the full year 2009.

Performance Update

Costs:  Unit cost forecasts are attached.

Revenue:  Third quarter mainline unit revenue is expected to decrease between 14.5% and 15.5% year over year while third quarter consolidated unit revenue is expected to decrease between 14.3% and 15.3%.  In total, Cargo and Other Revenue is anticipated to decrease between 12.7% and 13.7% relative to third quarter 2008.

Liquidity: AMR expects to end the third quarter with a cash and short-term investment balance of at least $3.7 billion, including approximately $460 million in restricted cash and short-term investments.  This expected cash balance includes the impact of approximately $1.2 billion in cash related to financings announced yesterday.  The company expects scheduled principal payments on long term debt to total approximately $230 million during the quarter, about $260 million in pre-delivery payments and non-aircraft capital expenditures, and expects to end the quarter with approximately $60 million in collateral posted with counterparties related to fuel hedges.  Furthermore, the company expects to end the third quarter with a credit card reserve balance of approximately $280 million; however, the company forecasts that the balance of this reserve will be returned to the company in the fourth quarter.

Eric Briggle
Managing Director, Investor Relations

AMR EAGLE EYE

Fuel Forecast (based on 9/11/09 forward curve)

Fuel Hedge Position:
3Q09: 33% hedged with an average cap of $2.48 ($98 crude equivalent) with 30% subject to a floor of $1.80 ($69 crude equivalent)
2009: 36% hedged with an average cap of $2.51 ($97 crude equivalent) with 33% subject to a floor of $1.87 ($70 crude equivalent)

AMR Fuel Price (Including Effective Hedges and Taxes) and Consumption
	Actual		Forecast
	Jul	Aug	Sep	3Q09	2009
Fuel Price (dollars/gal)	2.02	2.10	2.09	2.07	1.99
Fuel Consumption (MM gals)	244.2	240.2	216.0	700.4	2,752.9

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
	Actual		Forecast
	Jul	Aug	Sep	3Q09	2009
AMR Cost per ASM	12.57	12.86	13.08	12.83	12.63
AMR Cost per ASM (ex-special items) 1/ 2/	12.34	12.44	13.08	12.60	12.52
AMR Cost per ASM (ex-fuel and special items) 1/ 2/	8.90	8.88	9.56	9.10	9.17

American Mainline Cost per ASM
	Actual		Forecast
	Jul	Aug	Sep	3Q09	2009
AA Cost per ASM	12.05	12.36	12.46	12.28	12.06
AA Cost per ASM (ex-special items) 1/ 2/	11.80	11.90	12.46	12.04	11.94
AA Cost per ASM (ex-fuel and special items) 1/ 2/	8.46	8.43	9.08	8.64	8.69

Notes:
3Q09 and FY2009 unit cost increase in ex-fuel unit cost versus the prior year is primarily due to cost headwinds associated with reduced capacity, pension-related employee benefit costs, and costs associated with dependability improvement initiatives. Improvement in ex-fuel unit cost expectations versus previous guidance is due to reduced passenger related variable expenses, foreign exchange effects, and efforts focused on reducing costs.

1/ The Company believes that unit costs excluding fuel and/or special items is a useful measurement to investors in monitoring the Company's ongoing cost performance.

2/ The Company expects to have special items of approximately $94 million in the third quarter and approximately $180 million for the full year 2009.

Capacity and Traffic Forecast (millions)

AA Mainline Operations
	Actual		Forecast
	Jul	Aug	Sep	3Q09	2009
ASMs	13,357	13,195	11,913	38,466	151,438
Domestic	8,079	8,047	7,391	23,518	92,661
International	5,278	5,148	4,522	14,948	58,777

Traffic	11,658	11,173	9,338	32,169	121,215

Regional Affiliate Operations
	Actual		Forecast
	Jul	Aug	Sep	3Q09	2009
ASMs	988	996	952	2,937	11,570

Traffic	770	724	656	2,150	8,248

Below the Line Income/Expenses & Taxes

Total Other Income(Expense) is estimated at ($174) million in the third quarter of 2009. AMR expects a tax credit of approximately $12 million related to capital expenditure treatment under 2008 and 2009 economic stimulus legislation.

AMR EAGLE EYE

Share Count (millions)

	Basic	Diluted
3Q09	280	280

FY2009
Earnings
$793 million and over	280	283
$0-792 million	280	281
Loss	280	280

Note: As of February 18, 2009 nearly all of AMR's convertible notes had been retired.

Reconciliation to GAAP

		Actual		Forecast
		Jul	Aug	Sep	3Q09	2009
Cents
AMR CASM		12.57	12.86	13.08	12.83	12.63
Less Special Items CASM		0.23	0.42	-	0.23	0.11
AMR CASM Excluding Special Items		12.34	12.44	13.08	12.60	12.52

Less Fuel CASM		3.44	3.56	3.52	3.50	3.35
AMR CASM Excluding Fuel and Special Items		8.90	8.88	9.56	9.10	9.17

		Actual		Forecast
		Jul	Aug	Sep	3Q09	2009
Cents
AA CASM		12.05	12.36	12.46	12.28	12.06
Less Special Items CASM		0.25	0.46	-	0.24	0.12
AA CASM Excluding Special Items		11.80	11.90	12.46	12.04	11.94

Less Fuel CASM		3.34	3.47	3.38	3.40	3.25
AA CASM Excluding Fuel and Special Items		8.46	8.43	9.08	8.64	8.69